Exhibit 1.1

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

(a Delaware limited partnership)

Debt Securities

UNDERWRITING AGREEMENT

August 18, 2004

BANC OF AMERICA SECURITIES LLC

J.P. MORGAN SECURITIES INC.

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017-2070

Ladies and Gentlemen:

CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), may from time to time offer in one or more series its unsecured debt securities (“Debt Securities”) with an aggregate public offering price of up to $1,000,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements as hereinafter defined. The Debt Securities will be issued under one or more indentures, as amended or supplemented (each, an “Indenture”), between the Operating Partnership and a trustee (a “Trustee”). The Debt Securities may be guaranteed (the “Guarantees”) as to payments of principal, interest and premium, if any, by one or both of CarrAmerica Realty Corporation, a Maryland corporation (the “Company”) or CarrAmerica Realty, L.P., a Delaware limited partnership (“CarrAmerica L.P.” and together with the Company, the “Guarantors”). Each series of Debt Securities may vary as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption or repayment provisions, conversion provisions and any other variable terms which the Indenture contemplates may be set forth in the Debt Securities as issued from time to time. As used herein, “the Representatives,” unless the context otherwise requires, shall mean the parties to whom this Agreement is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as hereinafter defined) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

Whenever the Operating Partnership determines to make an offering of Debt Securities through the Representatives or through an underwriting syndicate managed by the Representatives, the Operating Partnership will enter into an agreement (the “Terms Agreement”) providing for the sale of such Debt Securities (the “Underwritten Securities”) to, and the purchase and offering thereof by, the Representatives and such other underwriters, if any, selected by the Representatives as have authorized the Representatives to enter into such Terms Agreement on their behalf (the “Underwriters,” which term shall include the Representatives whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 9 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the amount of Underwritten Securities to be issued, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 9 hereof), the amount of Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of the Representatives or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Operating Partnership, the initial public offering price, if any, of the Underwritten Securities, the time and place of delivery and payment and any other variable terms of the Underwritten Securities (including, but not limited to, current ratings, denominations, interest rates or formulas, interest payment dates, maturity dates and conversion, redemption or repayment provisions applicable to the Underwritten Securities). The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Representatives and the Operating Partnership. Each offering of Underwritten Securities through the Representatives or through an underwriting syndicate managed by the Representatives will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

The Operating Partnership and the Guarantors have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-114049) for the registration of the Debt Securities and the Guarantees under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and the Operating Partnership and the Guarantors have filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement (as amended, if applicable) has been declared effective by the Commission and an Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations), and each prospectus supplement relating to the offering of Underwritten Securities pursuant to Rule 415 of the 1933 Act Regulations (the “Prospectus Supplement”), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”) or otherwise, are collectively referred to herein as the “Registration Statement” and the “Prospectus,” respectively; provided that if any revised Prospectus shall be provided to the Representatives by the Operating Partnership for use in connection with the offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Operating Partnership pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to each such revised prospectus from and after the time it is first provided to the Representatives for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Operating Partnership and the Guarantors under Rule 462(b) of the 1933 Act Regulations (a “Rule 462(b) Registration Statement”) shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement and any term sheet as contemplated by Rule 434 of the 1933 Act Regulations (a “Term Sheet”) shall be deemed to be part of the Prospectus. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, preliminary prospectus supplement, Prospectus or Prospectus Supplement or any Term Sheet or any amendment or supplement to the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System.

The term “Subsidiary” means a corporation, a partnership or a limited liability company, a majority of the outstanding voting stock, partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Operating Partnership.

SECTION 1. Representations and Warranties of the Operating Partnership.

(a) The Operating Partnership represents and warrants to the Representatives, as of the date hereof, to the Representatives and each other Underwriter named in the applicable Terms Agreement, as of the date thereof (in each case, a “Representation Date”), as follows:

(i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act Regulations and, at the time any Debt Securities are issued, will comply with the 1939 Act and the rules and regulations thereunder (the “1939 Act Regulations”). The Registration Statement, at the time the Registration Statement became effective and, if applicable, at the time of filing of the Operating Partnership’s most recent Annual Report on Form 10-K, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date and Closing Time (as hereinafter defined) (unless the term “Prospectus” refers to a prospectus which has been provided to the Representatives by the Operating Partnership for use in connection with an offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it was first provided to the Representatives for such use) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the “Statement of Eligibility”) of a Trustee under an Indenture. If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Operating Partnership has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

(ii) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or Closing Time or during the period specified in Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) The accountants who certified the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) The financial statements (including the notes thereto) included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly in all material respects the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified; except as otherwise stated in the Registration Statement and Prospectus, the financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information required to be stated therein; and the Operating Partnership’s ratios of earnings to fixed charges (actual and, if any, proforma) included in the Prospectus under the captions “Ratios of Earnings to Fixed Charges” and in Exhibit 12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The financial information and data included in the Registration Statement and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. Pro forma financial information included in or incorporated by reference in the Registration Statement and the Prospectus, if any, has been prepared in accordance with the applicable requirements of the 1933 Act, the 1933 Act Regulations and guidelines of the American Institute of Certified Public Accountants with respect to pro forma financial information and includes all adjustments necessary to present fairly in all material respects the pro forma financial position of the respective entity or entities presented at the respective dates indicated (if such financial position is presented) and the results of operations for the respective periods specified.

(v) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Operating Partnership threatened by the Commission or by the state securities authority of any jurisdiction.

(vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company and its consolidated subsidiaries considered as one enterprise, or of the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (B) no material casualty loss or material condemnation or other material adverse event with respect to any of the interests held directly or indirectly in any of the real properties owned, directly or indirectly, by the Operating Partnership or any Subsidiary (the “Properties”) or any entity directly or indirectly wholly or partially owned by the Operating Partnership or any Subsidiary has occurred; (C) there have been no acquisitions or transactions entered into by the Operating Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to such entities or would result, upon consummation, in any material inaccuracy in the representations contained in Section 1(a)(iv) above; (D) except for distributions by the Operating Partnership with respect to its partnership interests (“Units”), there has been no distribution of any kind declared, paid or made by the Operating Partnership with respect to the Units; and (E) with the exception of transactions in connection with the Company’s stock and Unit options, dividend reinvestment plans, the issuance of Units in connection with the acquisition of real or personal property, or changes in the partnership interest of the Operating Partnership in connection with any repurchases by the Company of its common stock, there has been no change in the partnership interests of the

Operating Partnership and no increase in the consolidated indebtedness of the Operating Partnership that is material to the Operating Partnership and the Subsidiaries, considered as one enterprise.

(vii) The Company has been duly formed, and is validly existing and in good standing as a corporation under the laws of Maryland with corporate power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations, if any, under this Agreement, the Terms Agreement and any Indenture.

(viii) The Operating Partnership has been duly formed, and is validly existing and in good standing as a limited partnership under the laws of Delaware with partnership power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Terms Agreement and any Indenture.

(ix) CarrAmerica L.P. has been duly formed, and is validly existing and in good standing as a limited partnership under the laws of Delaware with partnership power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations, if any, under this Agreement, the Terms Agreement and any Indenture.

(x) Each of the Subsidiaries has been duly formed, and is validly existing and in good standing as a corporation, partnership or a limited liability company under the laws of its jurisdiction of organization, with limited liability company, partnership or corporate power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Prospectus.

(xi) The Operating Partnership, the Subsidiaries and the Guarantors, if any, are each duly qualified or registered as a foreign limited liability company, partnership or corporation in good standing and authorized to do business in each jurisdiction in which such qualification is required whether by reason of the ownership, leasing or management of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership and the Subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(xii) All the issued and outstanding Units of the Operating Partnership have been duly authorized and are validly issued and have been offered and sold in compliance with all applicable laws (including, without limitation, federal, state or foreign securities laws).

(xiii) Except for transactions described in the Prospectus and transactions in connection with Unit options, there are no outstanding securities convertible into or exchangeable for any Units of the Operating Partnership and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares, Units or other securities of the Operating Partnership or the Subsidiaries.

(xiv) The Underwritten Securities and the related Guarantees, if any, are in the form contemplated by the Indenture, have been duly authorized by the Operating Partnership and the Guarantors, if any, for issuance and sale to the Underwriters pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in this Agreement, any Terms Agreement and the applicable Indenture, against payment of the consideration therefor specified in the applicable Terms Agreement, such Underwritten Securities, together with the Guarantees, if any, will constitute valid and legally binding obligations of the Operating Partnership and the Guarantors, if applicable, entitled to the benefits of the Indenture and such Underwritten Securities and Guarantees will be enforceable against the Operating Partnership and the Guarantors, if applicable, in accordance with their terms; provided, however, that the enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles. Upon payment of the purchase price and delivery of such Underwritten Securities in accordance herewith, each of the Underwriters will receive good, valid and marketable title to such Underwritten Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The terms of such applicable Underwritten Securities and the related Guarantees, if any, conform in all material respects to all statements and descriptions related thereto in the Prospectus. Such Underwritten Securities rank and the Guarantees, if any, rank and will rank, on a parity with all unsecured indebtedness (other than subordinated indebtedness) of the Operating Partnership in the case of the Underwritten Securities, and the Guarantors, in the case of any Guarantees, in each case that is outstanding on the Representation Date or that may be incurred thereafter, and senior to all subordinated indebtedness of the Operating Partnership in the case of the Underwritten Securities, and the Guarantors, in the case of any Guarantees, in each case that is outstanding on the Representation Date or that may be incurred thereafter, except that such Underwritten Securities and any Guarantees will be effectively subordinated to the prior claims of each secured mortgage lender to any specific Property or property of the Guarantors which secures such lender’s mortgage.

(xv) (A) This Agreement has been duly and validly authorized, executed and delivered by the Operating Partnership, and, assuming due authorization, execution and delivery by the Representatives, is a valid and binding agreement of the Operating Partnership, and (B) at the Representation Date, the Terms Agreement will have been duly and validly authorized, executed and delivered by the Operating Partnership and the Guarantors, if any, and, assuming due authorization, execution and delivery by the Representatives, will be valid and binding agreements, enforceable in accordance with its or their terms; provided, however, that the enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles.

(xvi) The Indenture (A) has been duly qualified under the 1939 Act, will have been duly and validly authorized, executed and delivered by the Operating Partnership and the Guarantors, if any, prior to the issuance of any applicable Underwritten Securities, and when executed and delivered by the Trustee, will constitute a valid and binding obligation of the Operating Partnership and the Guarantors, if any, enforceable in accordance with its terms; provided, however, that the enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles; and (B) conforms in all material respects to the description thereof in the Prospectus.

(xvii) None of the Operating Partnership or any Subsidiary, or the Guarantors, if any, is in violation of its charter, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of its property or assets is subject, which violation or default separately or in the aggregate would have a Material Adverse Effect.

(xviii) The issuance of the Underwritten Securities, the execution and delivery of this Agreement, the applicable Terms Agreement and any Indenture and the performance of the obligations set forth herein or therein by the Operating Partnership and the Guarantors, if any, and the consummation of the transactions contemplated hereby and thereby will not (A) result in the creation of any lien, charge or encumbrance upon the Properties or (B) conflict with or constitute a breach or violation by the parties thereto of, or default under, (1) any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Operating Partnership or any Subsidiary, or the Guarantors, if any, is a party, or by which they, any of them, any of their respective properties or other assets or any Property (including, without limitation, partnership and other interests in partnerships or other entities which own direct or indirect interests therein) is or may be bound or subject, (2) the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be, of the Operating Partnership or any Subsidiary, or the Guarantors, if any, or (3) any applicable law, rule, order, administrative regulation or administrative or court decree, except with respect to (A) and (B)(1) and, with respect to the Subsidiaries, (B)(2), as would not reasonably be expected to have a Material Adverse Effect.

(xix) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership, threatened against or affecting the Operating Partnership, the Guarantors, any Subsidiary, any Property or any officer or director of the foregoing that is required to be disclosed in the Registration Statement (other than as disclosed therein), and that, if determined adversely to the Operating Partnership, the Guarantors, any Subsidiary, any Property, or any such officer or director, would reasonably be expected to result in any Material Adverse Effect, except as disclosed in the Registration Statement or Prospectus, or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement, the Indenture, or the transactions contemplated herein and therein. Except as disclosed in the Registration Statement or Prospectus, there is no pending legal or governmental proceeding to which the Operating Partnership, the Guarantors or any Subsidiary is a party or of which any of their respective properties or assets or any Property (including, without limitation, partnership and other interests in partnerships or other entities which own direct or indirect interests therein), is the subject, including ordinary routine litigation incidental to the business or operations of the foregoing, that is or would reasonably be expected to be, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership and the Subsidiaries, considered as one enterprise. There are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement.

(xx) At all times beginning with its taxable period ended December 31, 1993, the Company has been, and upon the sale of the applicable Underwritten Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

(xxi) None of the Operating Partnership or any Subsidiary is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxii) The Operating Partnership and the other Subsidiaries own, possess or license the trademarks, service marks and trade names (collectively, “proprietary rights”) that are material to the businesses now operated or proposed to be operated by them and that are currently employed or proposed to be employed by them in connection with such businesses, and none of the Operating Partnership or any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such proprietary rights.

(xxiii) All authorizations, approvals, filings and consents of any court or government authority or agency or other entity or person that are necessary in connection with the offering, issuance or sale of the Underwritten Securities hereunder by the Operating Partnership and the Guarantors have been obtained, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws with respect to the Underwritten Securities.

(xxiv) Each of the Operating Partnership and the Subsidiaries possesses such certificates, authorizations or permits issued by the appropriate regulatory agencies or bodies necessary to conduct the business now conducted by it, except where the failure to so possess would not reasonably be expected to have a Material Adverse Effect and none of the Operating Partnership or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership and the Subsidiaries considered as one enterprise.

(xxv) No material labor dispute with the employees of the Operating Partnership or any Subsidiary exists or, to the knowledge of the Operating Partnership is imminent.

(xxvi) Except as disclosed in the Prospectus, (A) to the knowledge of the Operating Partnership, the Environment (as defined below) at each Property is free of any Hazardous Substance (as defined below) except for any Hazardous Substance that would not reasonably be expected to have any material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Property, the Operating Partnership and the Subsidiaries considered as one enterprise; (B) none of the Operating Partnership or any Subsidiary and, to the knowledge of the Operating Partnership, no prior owner of any Property has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property in an amount that would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of any Property, the Operating Partnership and the Subsidiaries considered as one enterprise and no condition exists on, in or under any Property or, to the knowledge of the Operating Partnership, any property adjacent to any Property that could reasonably be expected to result in the occurrence of material liabilities under, or any material violations of, any Environmental Law (as defined below) applicable to such Property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute an environmental hazard to any property, person or entity; (C) none of the Operating Partnership or any Subsidiary is engaged in or intends to engage in any manufacturing or any other similar operations at any Property and, to the knowledge of the Operating Partnership, no prior owner of any Property engaged in any manufacturing or any similar operations at any Property that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than paints, stains, cleaning solvents, insecticides, herbicides, or other substances that are used in the ordinary course of operating any Property and in compliance with all applicable Environmental Laws) or (2) require permits or are otherwise regulated pursuant to any Environmental Law; (D) none of the Operating Partnership or any Subsidiary and, to the knowledge of the Operating Partnership, no prior owner of any Property has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on any Property or pertaining to other property at which Hazardous Substances generated at any Property have come to be located; (E) none of the Operating Partnership or any Subsidiary and, to the best knowledge of the Operating Partnership, no prior owner of any Property has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Property (1) is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA as a potential CERCLA removal, remedial or response site or (2) is included or proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Operating Partnership or any Subsidiary received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list.

As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation, pollutant or waste, including any such substance, pollutant or waste identified, listed or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, as the same may now or hereafter be amended, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings and structures; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. § 9601, et seq.) (“CERCLA”), the Resource Conservation Recovery Act, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Toxic Substances Control Act, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), together with all rules, regulations and orders promulgated thereunder and all other federal, state and local laws, ordinances, rules, regulations and orders relating to the protection of the environment from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any material mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

(xxvii) Each of the Operating Partnership and the Subsidiaries has filed all federal, state, local and foreign income and franchise tax returns which have been required to be filed and each such tax return was filed on or prior to the date on which such tax return was required to be filed or, in lieu of such timely filings, each of the Operating Partnership or the Subsidiaries, as the case may be, has duly and timely filed such applications for extension as may be required to effect all necessary extensions (such extensions having been obtained and remaining in full force and effect) and has paid all taxes shown thereon as due and payable and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax assessment, fine or penalty that is being contested in good faith through appropriate proceedings and as to which appropriate reserves have been established.

(xxviii) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Operating Partnership under the 1933 Act.

(xxix) Each of the Operating Partnership and the Subsidiaries (or the partnership or other entity owning the Property) has obtained title insurance insuring good, marketable and lien free title to the Properties owned by them (other than the Properties in which the applicable entity owns less than a majority interest), subject only to customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use thereof for the purposes intended therefor as contemplated by the Prospectus on each of such Properties.

(xxx) Unless otherwise agreed to by the Representatives, the Underwritten Securities will have an investment grade rating from one or more nationally recognized statistical rating organizations at the Representation Date and at the applicable Closing Time.

(xxxi) Immediately following the application of the proceeds of the sale of the Underwritten Securities in the manner set forth in the Prospectus, the mortgages and deeds of trust encumbering the Properties and assets described in the Prospectus will not be convertible and none of the partnerships or other entities owning an interest in the Properties nor any person related to or affiliated with such partnerships or other entities will hold a participating interest therein and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property not owned directly or indirectly by the Operating Partnership or the Subsidiaries.

(xxxii) Each of the Operating Partnership and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Operating Partnership and the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement and the Prospectus.

(xxxiii) The Operating Partnership has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the 1934 Act.

(xxxiv) The assets of the Operating Partnership do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(b) Any certificate signed by any officer of the Operating Partnership, the Guarantors or of any of the Subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein or in the applicable Terms Agreement.

(b) Payment of the purchase price for, and delivery of the Underwritten Securities to be purchased by the Underwriters shall be made at the offices of Clifford Chance US LLP, 31 West 52nd

Street, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Operating Partnership at 9:30 a.m. on the fourth business day (or the third business day if required under Rule 15c6-1 of the 1934 Act, or unless postponed in accordance with the provisions of Section 9) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by the Representatives and the Operating Partnership (each referred to herein as a “Closing Time”). Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Operating Partnership by wire transfer of Federal or similar same day funds payable to the order of the Operating Partnership against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but any such payment shall not relieve such Underwriter from its obligations hereunder. The notes for the Underwritten Securities will be made available for examination and packaging by the Representatives not later than 10:00 a.m. on the last business day prior to the Closing Time in New York, New York.

SECTION 3. Covenants of the Operating Partnership. The Operating Partnership covenants with the Representatives and with each Underwriter participating in the offering of Underwritten Securities, as follows:

(a) In respect to each offering of Underwritten Securities, the Operating Partnership will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Operating Partnership, the initial public offering price, if any, the selling concession and reallowance, if any, and such other information as the Representatives and the Operating Partnership deem appropriate in connection with the offering of the Underwritten Securities; and the Operating Partnership will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as the Representatives shall reasonably request.

(b) If, at the time the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then not later than the second business day following the execution and delivery of the Terms Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the 1933 Act Regulations, the Operating Partnership will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, a copy of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including amended Prospectuses), containing all information so omitted. If required, the Operating Partnership will prepare and file or transmit for filing a Rule 462(b) Registration Statement by 10:00 p.m. on the date of execution of the Terms Agreement. If a Rule 462(b) Registration Statement is filed, the Operating Partnership shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111 of the 1933 Act Regulations.

(c) The Operating Partnership will notify the Representatives immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus to be filed pursuant to the 1933 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and the Operating Partnership will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(d) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Operating Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing and, unless required by law, will not file or use any such amendment or supplement or other documents in a form to which the Representatives or counsel for the Underwriters shall reasonably object.

(e) The Operating Partnership will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

(f) If any event shall occur as a result of which it is necessary, in the reasonable opinion of the Representatives or counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Operating Partnership will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to the Representatives or counsel for the Underwriters, as the case may be) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Operating Partnership will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(g) The Operating Partnership will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions as the Representatives may designate; provided, however, that the Operating Partnership shall not be obligated to (i) qualify as a foreign limited partnership in a jurisdiction it is not so qualified, (ii) file any general consent to service of process or (iii) take any actions that would subject it to income taxation in any such jurisdiction. In each jurisdiction in which the Underwritten Securities have been so qualified, the Operating Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities.

(h) With respect to each sale of Underwritten Securities, the Operating Partnership will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Operating Partnership’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(i) The Operating Partnership will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(j) The Operating Partnership and the Guarantors, if any, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) The Operating Partnership will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities listed on such exchange and, to the extent the Underwritten Securities are listed on the New York Stock Exchange, the Operating Partnership will use its best efforts to maintain the listing of such Underwritten Securities listed on the New York Stock Exchange.

(l) In respect to each offering of Debt Securities, the Operating Partnership will qualify an Indenture under the 1939 Act and will endeavor to have a Statement of Eligibility submitted on behalf of the Trustee.

(m) The Operating Partnership will take all reasonable action necessary to enable Standard & Poor’s Corporation (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or any other nationally recognized statistical rating organization to provide their respective credit ratings of any Underwritten Securities, if applicable.

(n) During the period specified in the applicable Prospectus Supplement, neither the Company nor the Operating Partnership will, without the prior written consent of the Representatives, or any one Representative, if so provided in the Prospectus Supplement, directly or indirectly, sell, offer to sell, transfer, hypothecate, grant any option for the sale of, or otherwise dispose of any securities of the same series or ranking on a parity with any Underwritten Securities (other than the Underwritten Securities covered by such Prospectus Supplement) or any security convertible into or exchangeable for such Underwritten Securities.

(o) The Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code.

(p) During the period from the Closing Time until five years after the Closing Time, the Operating Partnership will deliver to the Representatives, promptly upon their becoming available, copies of all current, regular and periodic reports of the Operating Partnership mailed to its unitholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission’s functions.

SECTION 4. Payment of Expenses. The Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement and the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the cost of printing, or reproducing, and distributing to the Underwriters copies of this Agreement and the applicable Terms Agreement; (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, including capital duties, stamp duties and stock transfer taxes, if any, payable upon issuance of any of the Underwritten Securities, the sale of the Underwritten Securities to the Underwriters, their transfer between the Underwriters pursuant to an agreement between such Underwriters and the fees and expenses of the transfer agent for the Underwritten Securities; (iv) the fees and disbursements of the Operating Partnership’s counsel and accountants; (v) the qualification of the Underwritten Securities under securities laws and real estate syndication laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey; (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto; (vii) the cost of printing, or reproducing, and delivering to the Underwriters copies of the Blue Sky Survey; (viii) any fee of the National Association of Securities Dealers, Inc.; (ix) the fees and expenses incurred in connection with the listing, if any, of the Underwritten Securities on the New York Stock Exchange, or any other national securities exchange or quotation system; (x) any fees charged by nationally recognized statistical rating organizations for the rating of the Debt Securities; (xi) the printing and delivery to the Underwriters of copies of the Indenture; (xii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Underwritten Securities; (xiii) the preparation, issuance and delivery to The Depository Trust Company for credit to the accounts of the respective Underwriters of any global note registered in the name of Cede & Co., as nominee for The Depository Trust Company; and (xiv) any transfer taxes imposed on the sale of the Underwritten Securities to the several Underwriters.

If this Agreement shall be terminated pursuant to Section 9 hereof, the Operating Partnership shall not then be under any liability to any Underwriter except as provided in Sections 4 and 6 hereof; but, if for any other reason, any Underwritten Securities are not delivered by or on behalf of the Operating Partnership as provided herein, the Operating Partnership will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Underwritten Securities not so delivered, but the Operating Partnership shall then be under no further liability to any Underwriter except as provided in Sections 4 and 6 hereof.

SECTION 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof, as of the date of the applicable Terms Agreement and at Closing Time, of the representations and warranties of the Operating Partnership herein contained, to the performance by the Operating Partnership of its obligations hereunder, and to the following further conditions:

(a) At Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission; (ii) if the Operating Partnership has elected to rely upon Rule 430A of the 1933 Act Regulations, the public offering price of and the interest rate on the Underwritten Securities, as the case may be, and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the applicable Closing Time, the Operating Partnership shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations; (iii) the rating assigned by any nationally recognized statistical rating organization as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed the Debt Securities on what is commonly termed a “watch list” for possible downgrading; (iv) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of the Operating Partnership as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any long-term debt securities of the Operating Partnership on what is commonly termed a “watch list” for possible downgrading; and (v) there shall not have come to the attention of the Representatives any facts that would cause the Representatives to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. If a Rule 462(b) Registration Statement is required, such Rule 462(b) Registration Statement shall have been transmitted to the Commission for filing and have become effective within the prescribed time period, and, prior to Closing Time, the Operating Partnership shall have provided to the Underwriters evidence of such filing and effectiveness in accordance with Rule 462(b) of the 1933 Act Regulations.

(b) At Closing Time, the Representatives shall have received:

(1) The favorable opinion, dated as of the applicable Closing Time, of Hogan & Hartson L.L.P., counsel for the Operating Partnership in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

(i) The Company was incorporated, existing and in good standing as of the date of the certificate identified elsewhere in the opinion letter under the laws of the State of Maryland. The Company has the corporate power and corporate authority under its charter and the Maryland Corporation Law to own, lease and operate its properties and to conduct its business as described in the Prospectus, and to execute and deliver, and perform its obligations, if any, under, the Underwriting Agreement, the applicable Terms Agreement and any Indenture. The Company is authorized to transact business as a foreign corporation in those states in which the Company owns Properties either directly or through a partnership in which the Company is a general partner, as of the dates of the certificates identified elsewhere in the opinion letter.

(ii) The Operating Partnership is a limited partnership formed, existing and in good standing as of the date of the certificate identified elsewhere in the opinion letter under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”). The Operating Partnership has the partnership power and partnership authority under its partnership agreement and under the Delaware Act to own, lease and operate its properties and to conduct its business as described in the Prospectus and to perform its obligations under the Underwriting Agreement, the applicable Terms Agreement and any Indenture. The Operating Company is authorized to transact business as a foreign partnership in those states in which the Operating Partnership owns Properties, as of the dates of the certificates identified elsewhere in the opinion letter.

(iii) CarrAmerica L.P. is a limited partnership formed, existing and in good standing as of the date of the certificate identified elsewhere in the opinion letter, under the Delaware Act. CarrAmerica L.P. has the partnership power and partnership authority under its partnership agreement and under the Delaware Act to own, lease and operate its properties and to conduct its business as described in the Prospectus and to perform its obligations under the Underwriting Agreement, the applicable Terms Agreement and any Indenture. CarrAmerica L.P. is authorized to transact business as a foreign partnership, as of the dates of the certificates identified elsewhere in the opinion letter, in those states in which CarrAmerica L.P. owns Properties.

(iv) Each of CarrAmerica Realty GP Holdings, LLC, CarrAmerica Realty, L.P., Carr Realty Holdings, L.P. and CARC Properties, LLC (collectively, the “Significant Subsidiaries”) was incorporated, existing and in good standing as of the date of its respective certificate identified elsewhere in the opinion letter under the Delaware General Corporation Law. Each of the Significant Subsidiaries has the corporate power and corporate authority under its charter and the Delaware General Corporation Law to own, lease and operate its properties and to conduct its business as described in the Prospectus.

(v) The Underwritten Securities and the related Guarantees, if any, have been duly authorized by the Operating Partnership and the Guarantors, if applicable, for issuance and sale to the Underwriters pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in this Agreement, the applicable Terms Agreement and the applicable Indenture, against payment of the consideration therefor specified in the applicable Terms Agreement, such Underwritten Securities and the related Guarantees, if any, will constitute valid and legally binding obligations of the Operating Partnership and the Guarantors, if applicable, entitled to the benefits of the Indenture and such Underwritten Securities and the related Guarantees, if any, will be enforceable against the Operating Partnership or the Guarantors, if applicable, in accordance with their terms. The terms of the Underwritten Securities and the related Guarantees, if any, conform in all material respects to the descriptions thereof contained under the captions “Description of Notes,” “Description of Debt Securities” and “Description of Guarantees” in the Prospectus. Such Underwritten Securities rank and will rank on a parity with all unsecured indebtedness of the Operating Partnership (other than subordinated indebtedness of the Operating Partnership) and senior to all subordinated indebtedness that is outstanding on the Representation Date or that may be incurred thereafter, except that such Underwritten Securities will be effectively subordinated to the prior claims of each secured mortgage lender to any specific Property which secures such lender’s mortgage.

(vi) Each of this Agreement and the applicable Terms Agreement was duly authorized, executed and delivered on behalf of the Operating Partnership and the Guarantors, as applicable.

(vii) The Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by the Operating Partnership and the Guarantors, and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Operating Partnership and the Guarantors, enforceable in accordance with its terms. The Indenture conforms in all material respects to the descriptions thereof contained in the Prospectus.

(viii) The execution, delivery and performance as of the date hereof of the Underwriting Agreement, the applicable Terms Agreement, any Indenture, and, if applicable, the Underwritten Securities, by the Operating Partnership or the Guarantors, if applicable, does not (i) breach or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership and the Guarantors, pursuant to, any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement which has been filed as an exhibit to the Registration Statement or (ii) violate the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be, of the Operating Partnership, the Guarantors or any Significant Subsidiary.

(ix) None of the Operating Partnership or the Guarantors is an investment company as such term is defined under the 1940 Act.

(x) No consent, approval, authorization or filing with any federal or Maryland or Delaware state governmental agency or authority is required for the consummation by the Operating Partnership or the Guarantors of the transactions contemplated by this Agreement or the applicable Terms Agreement, except such as may be required under the federal securities laws (certain matters with respect to which are addressed elsewhere in the opinion) or state or foreign securities laws or real estate syndication laws (as to which such counsel need express no opinion), or such as have been received or made.

(xi) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act (other than the financial statements and related schedules and financial information and data included therein or omitted therefrom, as to which no opinion need be rendered), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(xii) The Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

(xiii) At the time the Registration Statement became effective and at the Representation Date the Registration Statement and the Prospectus (except for the financial statements and supporting schedules and financial information and data included or incorporated by reference therein or omitted therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xiv) The statements made in the Prospectus under the applicable headings entitled “Description of Debt Securities” and “Description of Guarantees”, the statements made in the Prospectus Supplement under the applicable heading entitled “Description of Notes”, and the information in or incorporated into the applicable Prospectus Supplement under “Certain Federal Income Tax Considerations”, if any, and similar specified sections to the extent that they describe matters of law or legal conclusions, have been reviewed by them and is correct in all material respects.

(xv) To the knowledge of such counsel, except as otherwise described in the Registration Statement or in the agreements referred to in an exhibit to such opinion, there are no persons with registration or other similar rights to have any securities registered under the Registration Statement, or to require the Operating Partnership and the Guarantors, if any, to file any other registration statement, as a result of the offer and sale of the Underwritten Securities.

(xvi) The Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust under the Code for its taxable years ended December 31, 1999, through the end of the most recently completed fiscal year, and the Company’s current and proposed method of operation (as described in a representation letter from the Company) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

The opinions rendered pursuant to clauses (v) and (vii) above may be subject to exceptions regarding bankruptcy and similar laws, general principles of equity and other customary exceptions reasonably acceptable to counsel for the Underwriters.

(2) The favorable opinion, dated as of the applicable Closing Time, of Clifford Chance US LLP, counsel to the Underwriters, in form and substance satisfactory to the Underwriters.

(3) In giving their opinions required by subsections (b)(1) and (b)(2), respectively, of this Section, Hogan & Hartson L.L.P. and Clifford Chance US LLP shall additionally state that such counsel has participated in conferences with officers and other representatives of the Operating Partnership and the Guarantors and the independent public accountants for the Operating Partnership and the Guarantors at which the contents of the Registration Statement and the Prospectus and related matters were discussed and in the preparation of the Registration Statement and the Prospectus and, on the basis of the foregoing, no facts have come to their attention which cause them to believe that the Registration Statement or any amendment thereto as of its effective date contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto as of the Representation Date and as of the Closing Time contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that in making the foregoing statement (which shall not constitute an opinion), such counsel need not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information or data contained in or incorporated by reference in or omitted from the Prospectus.

In giving their opinions, Hogan & Hartson L.L.P. and Clifford Chance US LLP may rely upon, or assume the accuracy of, (A) as to all matters of fact, certificates and written statements of officers and employees of and accountants for each of the Operating Partnership, the Guarantors and the Significant Subsidiaries and (B) as to the qualification and good standing of each of the Operating Partnership, the Guarantors and the Significant Subsidiaries to do business in any jurisdiction, certificates of appropriate government officials or opinions of counsel in such jurisdictions.

(c) At Closing Time, (i) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Operating Partnership, threatened against the Operating Partnership, the Guarantors and any Subsidiary which would be required to be set forth in the Prospectus that is not set forth therein; (ii) there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Operating Partnership and the Subsidiaries, considered as one enterprise, or, if the Guarantors are guarantors of the Underwritten Securities, the Guarantors and their respective subsidiaries, whether or not arising in the ordinary course of business; (iii) no proceedings shall be pending or, to the knowledge of the Operating Partnership, threatened against the Operating Partnership, any Subsidiary or the Guarantors before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding might result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Operating Partnership and the Subsidiaries, considered as one enterprise, or, if the Guarantors are guarantors of the Underwritten Securities, the Guarantors and their respective subsidiaries, other than as set forth in the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission or by the state securities authority of any jurisdiction; and (v) the Representatives shall have received a certificate of the President or a Vice President of the Company as general partner of the Operating Partnership and of the chief financial or chief accounting officer of the Company as general partner of the Operating Partnership, dated as of the Closing Time, evidencing compliance with the provisions of this subsection (c) and stating that the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time.

(d) At the time of the execution of the applicable Terms Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that: (i) they are independent public accountants with respect to the Operating Partnership and the Guarantors as required by the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement, or incorporated by reference therein, and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, including a reading of the latest available interim financial statements of the Operating Partnership and the Guarantors, a reading of the minute books of the Operating Partnership and the Guarantors, inquiries of officials of the Operating Partnership and the Guarantors responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements of the Operating Partnership and the Guarantors included in the Registration Statement, or incorporated by reference therein, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations, or material modifications are required for them to be presented in conformity with generally accepted accounting principles, (B) the operating data and balance sheet data set forth in the Prospectus under the caption “Selected Consolidated Financial Data”, if any, were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement, (C) the pro forma financial information, if any, included or incorporated by reference in the Registration Statement was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement or did not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilations of the statements or (D) at a specified date not more than three business days prior to the date of the applicable Terms Agreement, there has been any change in the total partner’s or stockholder’s capital of the Operating Partnership or the Guarantors or any increase in the mortgages and notes payable to affiliates of the Operating Partnership or the Guarantors or any decrease in the total operating revenues or net income of the Operating Partnership as compared with the amounts shown in the most recent consolidated balance sheets of the Operating Partnership and the Guarantors included in the Registration Statement or incorporated by reference therein, or, during the period from the date of the most recent consolidated statement of operations included in the Registration Statement or incorporated by reference therein to a specified date not more than three business days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in revenues, net income or funds from operations of the Operating Partnership or the Guarantors except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Operating Partnership and the Guarantors identified in such letter.

(e) At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the “specified date” referred to shall be a date not more than three business days prior to Closing Time.

(f) At Closing Time, the Underwritten Securities shall be rated investment grade by one or more nationally recognized statistical rating organizations and the Operating Partnership shall have delivered to the Representatives a letter, dated the Closing Time, from each such rating organization, or other evidence satisfactory to the Representatives, confirming that such Underwritten Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to such Underwritten Securities or any of the Operating Partnership’s other debt securities by any nationally recognized securities rating organization, and no such securities rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such Underwritten Securities or any of the Operating Partnership’s other debt securities.

(g) At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the applicable Underwritten Securities as contemplated herein, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership and the Guarantors, if applicable, in connection with the issuance and sale of the applicable Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriter.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Operating Partnership at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

SECTION 6. Indemnification.

(a) The Operating Partnership will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such preliminary prospectus, preliminary prospectus supplement or the Prospectus or Prospectus Supplement, or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Operating Partnership by any Underwriter through the Representatives expressly for use under the caption “Plan of Distribution” or “Underwriting” in the Registration Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement or the Prospectus or Prospectus Supplement (or any amendment or supplement thereto).

(b) Each Underwriter will indemnify and hold harmless the Operating Partnership against any losses, claims, damages or liabilities to which the Operating Partnership may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement, or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Operating Partnership by such Underwriter through the Representatives expressly for use under the caption “Plan of Distribution” or “Underwriting” in the Registration Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement or the Prospectus or Prospectus Supplement (or any amendment or supplement thereto); and will reimburse the Operating Partnership for any legal or other expenses reasonably incurred by the Operating Partnership in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel) representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Underwritten Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it pursuant to the applicable Terms Agreement and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Operating Partnership under this Section 6 shall be in addition to any liability which the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, as general partner of the Operating Partnership and to each person, if any, who controls the Operating Partnership within the meaning of the 1933 Act.

SECTION 7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement, or contained in certificates of the officers of the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of the applicable Terms Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Operating Partnership and shall survive delivery of the Underwritten Securities to the Underwriters.

SECTION 8. Termination of Agreement.

(a) The Representatives may terminate the applicable Terms Agreement, by notice to the Operating Partnership, at any time at or prior to Closing Time (i) if either the Operating Partnership, the Company or the Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; or (ii) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any change in the partnership interests or long-term debt of the Operating Partnership or the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, unitholders’ or stockholders’ equity or results of operations of the Operating Partnership, the Company or the Subsidiaries, otherwise than as set forth or contemplated in the Prospectus; or (iii) if there has occurred any downgrading in the rating accorded the Operating Partnership’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Operating Partnership’s debt securities; or (iv) if there has occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the American Stock Exchange or a suspension or material limitation in trading in the Company’s or Operating Partnership’s securities on the New York Stock Exchange, or if a general moratorium on commercial banking activities has been declared by either Federal, New York, Delaware or Maryland authorities or if there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States; or (v) if there has occurred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (vi) if there has occurred any other calamity or crisis in the United States or elsewhere resulting in material disruption in the U.S. financial markets, if the effect of any such event specified in Clause (i), (ii), (v) or (vi) of this Section 8(a) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwritten Securities on the terms and in the manner contemplated in the Prospectus. As used in this Section 8(a), the term “Prospectus” means the Prospectus together with any Prospectus Supplement in the form first used to confirm sales of the Underwritten Securities.

(b) In the event of any such termination, in respect to such terminated Terms Agreement, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Operating Partnership pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(i) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 6 hereof, and the provisions of Sections 7 and 12 hereof shall remain in effect.

SECTION 9. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the Underwritten Securities to be purchased pursuant to such Terms Agreement, each of the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

In the event of any such default which does not result in a termination of the applicable Terms Agreement, each of the Representatives or the Operating Partnership shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Banc of America Securities LLC, 9 West 57th Street, NY1-301-2M-01, New York, New York 10019, attention: Transaction Management and to J.P. Morgan Securities Inc., 270 Park Avenue, 8th Floor, New York, New York 10017, attention High Grade Syndicate Desk; notices to the Operating Partnership or the Company shall be directed to 1850 K Street, N.W., Suite 500, Washington, D.C. 20006, attention Thomas A. Carr.

SECTION 11. Parties. This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the applicable Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. Governing Law and Time. This Agreement and the Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Representatives and the Operating Partnership in accordance with its terms.

Very truly yours,

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

By:	CarrAmerica Realty Corporation,
its General Partner

By:	/s/ Stephen M. Walsh
Name:	Stephen M. Walsh
Title:	Senior Vice President Capital Markets

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.

By:	J.P. Morgan Securities Inc.

/s/ Maria Sramek
Name:	Maria Sramek
Title:	Vice President

25